SCHEDULE 14C INFORMATION


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            UPSIDE DEVELOPMENT, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
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[ ] Fee paid previously with preliminary materials.

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previously.  Identify the previous filing by registration  statement  number, or the Form or Schedule and the date of its filing.

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

                            UPSIDE DEVELOPMENT, INC.

                              INFORMATION STATEMENT


THIS IS AN INFORMATION STATEMENT, AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND IN A PROXY


To All Stockholders of UPSIDE DEVELOPEMENT, INC.

At a Special Meeting of Stockholders (the "Special Meeting") of Upside Development, Inc., a Delaware corporation (the "Company"), that was held on August 7, 2001, at the offices of the Company, wherein the Board of Directors and the majority of shares entitled to vote, voted to amend the Certificate of Incorporation of the Company to change authorized number of shares from 50,000,000 million shares of Common Stock and 5,000,000 shares of preferred stock to 200,000,000 million shares of Common Stock and 5,000,000 shares of preferred stock (the "Authorization Change");

The Authorization Change is more fully described in the accompanying Information Statement and the exhibits thereto, which form a part of this Notice.

Thank you for your support of our company.

Sincerely,

Michael Porter
Chief Executive Officer
West Bend, Wisconsin

                            UPSIDE DEVELOPMENT, INC.
                                 141 Main Street
                              West Bend, Wisconsin
                                 (262) 334-4500


                              INFORMATION STATEMENT

                                     GENERAL

         This Information Statement is furnished in connection by the Board of Directors of Upside Development, Inc. (the "Company"), in connection with the stockholder approval of certain amendments to the Certificate of Incorporation and other actions taken.

         The Company's Board of Directors approved the resolutions on August 7, 2001. A Written Consent of Shareholders was executed on August 7, 2001.

         As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, change its authorized capital.


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock, (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.



Name of Beneficial         Amount and Nature                                    Percent of Class
Owner                      of Beneficial Ownership
                           Common(1)                 Preferred(2)               Common  Preferred
------------------         -------------------       ------------               ------  ---------

Michael Porter             2,775,000                 2,500,000                  6%          50%
141 N. Main Street
West Bend, WI  53095

Clay Reatly Inc.           2,306,850                 0                          5.2%         0%
87 Clay Street
Brooklyn, NY  10005


     1. Each share of preferred entitles the holder to twenty-five (25) votes and is convertible into 10 shares of common stock as per the rights approved by the Board of Directors. This gives Mr. Porter effective voting control over the Company.



                        APPROVAL OF AUTHORIZATION CHANGE

         At the Special Meeting, holders of shares of Common Stock voted to change the authorized capital of the Company from 50,000,000 million shares of Common Stock and 5,000,000 shares of preferred stock to 200,000,000 million shares of Common Stock and 5,000,000 million shares of preferred stock, by means of an amendment to the Company's Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Authorization Change and recommending that the Authorization Change be submitted to the Stockholders for their approval at the Special Meeting. When the proposed amendment to the Certificate of Incorporation is approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, the Authorization Change and the amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after Stockholder approval.

         The Board of Directors determined that it was in the best interests of the Company to make this change at this time, due to the fact that the Company has issued almost the entire authorized amount and has recently filed a registration statement that will result in additional shares being issued over the amount set forth in the Certificate of Incorporation.

         Accordingly, the Board of Directors decided that Article One of the Company's Certificate of Incorporation would be amended to change the Company's authorized capital to 200,000,000 million shares of Common Stock and 5,000,000 shares of preferred stock. No other change to any of the rights and preferences of the Common Stock or Preferred is being made.


                                    EXHIBIT A

BE IT RESOLVED, that the stockholders of the Company hereby approve the Amendment to the Certificate of Incorporation of the Company as follows:

                  "FOURTH: The total number of shares which the Company shall have the authority to issue is 205,000,000 shares of two classes of capital stock to be designated respectively preferred stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000 shares, par value $.0001 per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 200,000,000 shares, par value $.01 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

                    (1) the designation of each series and the number of shares that shall constitute the series;

                    (2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

                    (3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                    (4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

                    (5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

                    (6) the voting rights, if any, in the shares of each series and any conditions upon the exercisability of such rights.

                  The Board of Directors is also authorized to establish the voting rights of the Common Stock."